                                                                    EXHIBIT 21.1

                       HEALTH SYSTEMS DESIGN CORPORATION

                              LIST OF SUBSIDIARIES

                                                       ORGANIZED        PERCENTAGE OF VOTING
                                                   UNDER THE LAWS OF      SECURITIES OWNED
                                                   ------------------   ---------------------
Health Systems Design Corp.                            California               100%

    The above subsidiary is included in the Company's consolidated financial statements.